AGREEMENT

THIS AGREEMENT is entered into this day of 1999, by and between CONSORTIUM SERVICE MANAGEMENT GROUP, INC." a Texas corporation, hereinafter referred to as "CSMG", and JOHN BEUKERS and RUTH BEUKERS, husband and wife, hereinafter referred to as "Beukers."

R E C I T A L S:

A. CSMG has secured rights to an anaerobic animal waste treatment plant which is capable of processing animal waste into useable byproducts.

B. Beukers conducts substantial dairy operations in Jerome and Gooding County, Idaho. As a consequence of those dairy operations, substantial solid and liquid wastes from livestock are produced, creating great expense to the dairy operator to properly dispose of

C. This technology under the control of CSMG may prove to be useful in providing a mutually beneficial means of processing the solid and liquid waste generated by the livestock at Beukers' dairy operations by converting those wastes into useful byproducts.

D. The technology has been used in the Ukraine to process animal waste, and the engineers,

technicians and others conversant with the technology will be required to come to the United States to the site of Beukers' dairy operation in order to view the dairy operation and determine whether utilizing the CSMG technology would be feasible for both parties,

E. Beukers is desirous to show their good faith by depositing certain sums of money in the trust account of Land Title & Escrow, Inc., to be released to CSMG and/or other parties on the occurrence of specified conditions.

F. In addition, the parties wish to obligate themselves to allow for the CSMG personnel to view the

Beukers dairy operation and to present the nature of the technology and its function at the Beukers dairy site.

G. In the process of the foregoing, the parties recognize that it will be necessary to exchange confidential and proprietary information which the parties wish to agree to keep and honor as confidential information and not to disclose it to third parties without the consent of the other.

H. CSMG is in the process of qualifying to do business in the State of Idaho and will be so qualified at or before the date of the execution of this Agreement.

IT IS THEREFORE AGREED, in consideration of these recitals trid the mutual promises and covenants hereafter contained, as follows:

I . Deposited Funds. Concurrently with the execution of this Agreement, Beukers shall deposit Fifty Thousand Dollars ($50,000), lawful money of the United States of America, with Land Title & Escrow, Inc., Jerome,, Idaho, which shall be the escrow holder of the funds pursuant to this Agreement.


                                                                    Exhibit 10.8
                                                               Page 1 of 4 Pages

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The parties  shall pay an escrow setup fee of $100 to be equally  divided by the parties. The responsibilities of Land Title & Escrow, Inc., shall be to hold the funds and deliver the same to the parties entitled to the same under the terms of this Agreement.

2. Financial Information. Concurrently with the execution of this Agreement by all parties, Beukers agrees to provide to CSMG copies of federal tax returns for the preceding two years, together with the most currently available financial statements for Beukers' dairy operation. The tax returns and the financial statements shall be subject to the agreement of confidentality below described.

3. Evaluation Period. CSMG will 'immediately cause arrangements to be made whereby engineers, technicians and other qualified individuals who have developed and understand technology as set forth in the above recitals (hereinafter, "CSMG personnel"), and who will travel to the United States of America, and specifically the site of Beukers dairy operations in Jerome and Gooding Counties for the purposes of viewing the dairy site, presenting the technology regarding the processing of solid and liquid waste from livestock into useful byproduct, analyze proposed sites for a processing facility incorporating the technology on Beukers real property, reviewing applicable regulatory statutes, ordinances, rules and orders, and otherwise ascertaining whether the technology available to CSMG will be useful and feasible at the Beukers dairy operation. It is anticipated that this visit and presentation shall take place no later than sixty (60) days from the execution of this Agreement. CSMG agrees to disclose to Beukers the exact nature and extent of its technology as well as plans, proposals, drawings, technical materials and such other information as Beukers may reasonably require to evaluate the nature of the technology disclosed by CSMG, its usefulness for Beukers' purposes, and the feasibility of the construction of necessary improvements to accommodate the processes of converting livestock liquid and solid waste to useful byproducts.

4. Definitive Agreement. At the conclusion of the evaluation period which shall be no more than 15-- 21 days from the date of the actual visit to the site of the CSMG personnel, Beukers may decline to proceed any further. In that event, Ten Thousand Dollars ($10,000) of the money deposited by Beukers to the trust account shall be released to CSMG, and the parties shall have no further obligations of any kind to the other except for the nondisclosure provisions contained elsewhere in this Agreement. If, after the close of the evaluation period the parties determine that the construction of facilities utilizing the technology of CSMG to convert liquid and solid animal waste to useful byproducts will be useful, feasible and practical at one or more Beukers sites, the parties shall then proceed to negotiate in good faith a definitive agreement which shall contain the agreement of the parties on all aspects of their proposed business relationship, including, but not limited to:

A. The development of construction plans and specifications, B. Obtaining the necessary governmental permits, C. Ownership of the improvements to be constructed on the Beukers sites, D. Ownership and operation of the improvements;
E. Mechanisms for the delivery of liquid and animal waste to the site of the plant,

F. Ownership of the useful byproducts produced from the processes-,

G. Warranties concerning workmanship and operation of the facility;

H. Fees, if any, to be paid by one of the parties to the other for such matters as the operation of the plant, related services to be provided by CSMG to Beukers, ownership of useful byproducts to be produced from the solid and liquid waste and other related matters-,

1. Easements for ingress and egress as appropriate;

J. Financing of the plant's construction.

5. CSMG Confidentiality. CSMG recognizes that the financial information that Beukers will disclose,

                                                                    Exhibit 10.8
                                                               Page 2 of 4 Pages

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including financial  statements and tax returns are confidential and proprietary to Beukers. CSMG may disclose the information provided to CSMG to its attorneys,
advisors  and  financial  consultants,   subject  to  the  same  obligations  of
confidentiality contained *in this paragraph. CSMG agrees not to disclose the tax returns, financial statements or any information therein contained to any third party other than as expressed in this paragraph without the written consent of Beukers. Should, after the evaluation period above-described, Beukers chooses not to proceed with the negotiation of a definitive agreement for the construction and operation of a plant, CSMG shall return the financial statements and tax returns provided by Beukers, and shall destroy any copies of such information received by CSMG.

6. Beukers Confidentiality. The parties understand that the matters agreed to herein will require that CSMG discloses to Beukers some facts, processes, design and other such material which is confidential and proprietary and which is the sole and exclusive property ofCSMG. It is also understood by the parties that to properly evaluate the information disclosed to Beukers, Beukers may be required to enlist attorneys, engineers, and persons of other disciplines reasonably necessary to evaluate the information provided by CSMG to determine if the proposals, plans and designs of CSMG for a plant to process solid and liquid animal waste into useful byproducts is feasible at the Beukers dairy site, Beukers may disclose the confidential proprietary information of CSMG to such other persons, provided that they shall be under the same pledge of confidentiality as Beukers contained 'In this paragraph. Except as provided by this paragraph, Beukers agrees not to disclose any confidential proprietary information of CSMG disclosed to it to third parties without the written consent of CSMG. Should, after the evaluating period above described, Beukers choose not to proceed with the negotiation of a definitive agreement for the construction and operation of a plant, Beukers shall return all documentation provided by CSMG to Beukers regarding the proposed plant, and shall destroy any copies of such information received by Beukers.

7, Release and Return of Funds. Should the parties proceed to negotiate a definitive agreement for the construction and operation of a plant, the Fifty Thousand Dollars ($50,000) deposited by Beukers in the trust account of Land Title & Escrow, Inc., shall be released to CSMG upon the following schedule

A. Twenty-five Thousand Dollars ($25,000) upon execution of a definitive agreement for the construction and operation of the plant-, B. Twenty-five Thousand Dollars ($25,000) upon commencement of construction of the plant.

The Fifty Thousand Dollars ($50,000) paid by Beukers to CSMG in accordance with subparagraphs A and B above, shall be returned to Beukers upon completion of the construction of the plant and the commencement of plant operations.

8. Prohibition of Assignment. Neither party shall assign their interest in this Agreement to any third party without the written consent of the other.

9. Attorney's Fees on Default: If default is made by either party hereto in keeping or performing any of the covenants, conditions or agreements herein agreed to be kept by them, and the other party is required to employ an attorney to enforce any of the covenants, conditions or agreements herein contained, then and in such event, the party in default agrees to pay, in addition to all other sums herein agreed to be paid by the., a reasonable attorney's fee, together with any costs and disbursements that may be incurred in enforcing this Agreement.

10. Integration. The parties hereto acknowledge that the terms, conditions and covenants of this agreement shall supersede any prior negotiations and agreements of the parties concerning the subject matter of this Agreement and that there are no other agreements not contained in this agreement, and that this agreement shall be the final expression of the agreement of the parties and shall control. No modifications of this agreement shall be valid unless in writing and executed by all the parties hereto.

11. Time is of the Essence: The parties hereto acknowledge and agree that time is, and shall be, the

                                                                    Exhibit 10.8
                                                               Page 3 of 4 Pages
essence of each and every term and condition contained herein.

12. Binding Effect: This Agreement shall be binding upon and shall inure to the benefit of, and be binding upon the heirs, successors and assigns of the parties,

IN WITNESS WHEREOF, the parties hereto have hereunto subscribed their names, the day and year in this agreement first above written.

"CSMG" "Beukers"

By:

John BEUKERS

RUTH BEUKERS
STATE OF TEXAS

ss. County of

On this day Of 1999, before me, the undersigned, a Notary Public in and for said County and State, personally appeared known to me to be the of CONSORTIUM SERVICE MANAGEMENT GROUP, INC, whose name is subscribed to the within and foregoing instrument as such President, and who acknowledged to me that he executed the same.

IN WITNESS WHEREOF, I have hereunto set my hand and seal, the day and year in this certificate first above written.

NOTARY PUBLIC
NOTARY PUBLIC for State of Texas Residing at 500 N. Water St., Suite 708, Corpus Christi, Tex as Commission Expires: 6-2-2002

STATE OF IDAHO
ss. County of Jerome

On this 30th day of July1999, before me, the undersigned, a Notary Public in and for said County and State, personally a0eared JOHN BEUKERS and RUTH BEUKERS, husband and wife, known to me to be the persons whose names are subscribed to the within and foregoing instrument, and who acknowledged to me that she executed the same.

IN WITNESS WHEREOF, I have hereunto set my hand and seal, the day and year in this certificate first above written.


                                                                    Exhibit 10.8
                                                               Page 4 of 4 Pages